UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 8, 2010

PROVECTUS PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On January 8, 2010, we filed a Certificate of Amendment to our Restated Articles of Incorporation with the Nevada Secretary of State, which was accepted for filing and became effective on the same date. The amendment increased the number of shares of common stock, par value $.001 per share, that we are authorized to issue from 100,000,000 to 150,000,000 shares. The amendment did not change the number of shares of preferred stock that are authorized, and the total authorized shares will be increased from 125,000,000 to 175,000,000. The amendment was adopted unanimously by our board of directors and subsequently approved and adopted by our stockholders who hold a majority of the shares of our common stock that were entitled to vote on the amendment at a Special Meeting of Stockholders held on January 7, 2010.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Restated Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 8, 2010

PROVECTUS PHARMACEUTICALS, INC.

By:  /s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Restated Articles of Incorporation